                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 METRICOM, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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[X]     No fee required.
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[ ]     Fee paid previously with preliminary materials.

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Preliminary Copy


                                 METRICOM, INC.
                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 26, 2000

TO THE STOCKHOLDERS OF METRICOM, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of METRICOM, INC., a Delaware corporation (the "Company"), will be held on Monday, June 26, 2000, at 1:30 p.m., local time, at the San Jose Museum of Art located at 110 South Market Street, San Jose, California, for the following purposes:

        1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

        2. To approve the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 3,000,000 shares.

        3. To approve the Company's 1991 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 300,000 shares.

        4. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 150,000,000 to 500,000,000.

        5. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

        6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 28, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                         /s/   DALE W. MARQUART

                                         Dale W. Marquart
                                         Secretary

Los Gatos, California
May 22, 2000

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


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
                                 METRICOM, INC.
                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 ---------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 26, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Metricom, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, June 26, 2000, at 1:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the San Jose Museum of Art located at 110 South Market Street, San Jose, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 22, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on April 28, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 28, 2000, the Company had outstanding and entitled to vote _______ shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 28, 2000, the Company also had outstanding, 60,000,000 shares of Preferred Stock. These shares have voting rights only to the limited extent provided in the Company's Restated Certificate of Incorporation or as required by law.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but, except with respect to Proposal 4, are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 980 University Avenue, Los Gatos, California 95030-2375, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC"), as well as the deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy


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
statement and proxy, is January 23, 2001. Stockholders are advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation and By-laws provide that the Board of Directors will be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2000: David Moore and William Savoy. Each of the nominees for election to this class is currently a director of the Company. Mr. Savoy was previously elected by the stockholders and Mr. Moore was elected by the Board.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the matter at the meeting. Under the Company's Restated Certificate of Incorporation, the holders of outstanding shares of Preferred Stock are not entitled to vote those shares with respect to these nominees. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of all of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each director nominated.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2003 ANNUAL MEETING

DAVID M. MOORE

        David M. Moore, 45, has served as a director of the Company since January 1999. Mr. Moore has served as Business Development Director of Vulcan Northwest, Inc., a venture capital firm affiliated with Vulcan Ventures Incorporated ("Vulcan"), the Company's largest stockholder, since November 1998. Prior to joining Vulcan Northwest, Mr. Moore served as President of Paralex Corporation, a provider of technical due diligence and consulting services, from October 1997 to November 1998; Director of Development Microsoft Corporation from June 1996 to October 1997; and Director of Development for the Worldwide Product Group of Microsoft Corporation from September 1988 to June 1996. Mr. Moore is also a director of BSQUARE Corporation.

WILLIAM D. SAVOY

        William D. Savoy, 35, has served as a director of the Company since January 1998. Mr. Savoy has served as President of Vulcan Northwest, Inc., since November 1990 and Vice President and a director of Vulcan since November 1990. Mr. Savoy is a director of Charter Communications, Inc., CNET, Inc., Go2Net, Inc., Harbinger Corporation, High Speed Access Corp., Telescan, Inc., Ticketmaster Online-City Search, Inc., USA Networks, Inc. and Value America.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

RALPH DERRICKSON

        Ralph Derrickson, 41, has served as a director of the Company since April 1998. Mr. Derrickson has been a partner of Watershed Capital, LLC, a private equity investment firm, since September 1998. Previously, Mr. Derrickson was employed at Vulcan Northwest, Inc. from December 1996 to September 1998 and as a Vice President of Product Development at Starwave Corporation, an internet technology company and creator and producer of online sports, news and entertainment services, from June 1993 to December 1996. He has held engineering and management positions with NeXT Computer, Sun Microsystems and Digital Research, Inc.


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
ROBERT P. DILWORTH

        Robert P. Dilworth, 58, has served as a director since August 1987. Since September 1999, Mr. Dilworth has been an independent consultant. From May 1998 through September 1999, Mr. Dilworth served as an Executive Vice President and a director of VLSI Technology, Inc., a semi-conductor manufacturer. Mr. Dilworth also served as President of the Company from September 1987 to March 1997 and as Chief Executive Officer of the Company from August 1987 to May 1998. Prior to joining the Company, he served as President of Zenith Data Systems Corp., a microcomputer manufacturer and a wholly owned subsidiary of Zenith Electronics Corp., from May 1985 to November 1987. Mr. Dilworth is also a director of GraphOn Corporation and eOn Communications Corporation.

TIMOTHY A. DREISBACH

        Timothy A. Dreisbach, 50, has served as President and Chief Executive Officer and a director of the Company since May 1998 and has served as Chairman of the Board since February 2000. From January 1997 through January 1998, Mr. Dreisbach served as President and Chief Executive Officer of Premenos Technology Corporation, an electronic commerce software company that merged with Harbinger Corp. in December 1997. From April 1992 to December 1996, Mr. Dreisbach served as Senior Vice President, North American Sales and Service, for Boole & Babbage Inc., an enterprise management software company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

ROBERT S. CLINE

        Robert S. Cline, 62, has served as a director of the Company since January 1994. He currently serves as Chairman and Chief Executive Officer of Airborne Freight Corp., an air express company. Mr. Cline has been employed by Airborne Freight Corp. since 1968. In addition to Airborne Freight Corp., Mr. Cline is also a director of SAFECO Corp. and Esterline Technologies Corp.

JUSTIN L. JASCHKE

        Justin L. Jaschke, 42, has served as a director of the Company since June 1996. Mr. Jaschke has served as Chief Executive Officer and a Director of Verio Inc., an Internet service provider since March 1996. Prior to forming Verio, Mr. Jaschke served as Chief Operating Officer of Nextel Communications, a telecommunications company, following its merger in July 1995 with OneComm Corporation, a telecommunications company, from July 1995 to March 1996. From April 1993 to July 1995, he served as OneComm's president and a member of its Board of Directors. From May 1990 to April 1993, he served as President and Chief Executive Officer of Bay Area Cellular Telephone Company, a provider of cellular service in the San Francisco Bay Area and, from November 1987 to May 1990, as Vice President of Corporate Development for PacTel Cellular, a telecommunications company. Mr. Jaschke is also a director of Verio and Dobson Communications.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 1999, the Board of Directors held eight meetings. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Administration Committee. The Board does not have a nominating committee or any committee that functions as a nominating committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 1999, the Audit Committee was composed of two non-employee directors: Messrs. Jaschke and Savoy. It met one time during such fiscal year.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 1999, the Compensation Committee was composed of two non-employee directors: Messrs. Cline and Moore. It met twice during such fiscal year.

        The Non-Officer Stock Option Administration Committee administers the Company's stock option plans for non-officer employees only and makes stock option grants to such employees not in excess of 25,000 shares. All option grants in excess of this limit and all


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
option grants to officers must be approved by the Compensation Committee. The Non-Officer Stock Option Administration Committee is composed of Mr. Dreisbach, who is the Chief Executive Officer of the Company.

        During fiscal 1999, each Board member except Mr. Derrickson attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

               APPROVAL OF 1997 EQUITY INCENTIVE PLAN, AS AMENDED

        The Company's 1997 Equity Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors in March 1997 and approved by the stockholders in May 1997. As of February 15, 2000, there were 2,275,000 shares authorized for issuance under the Incentive Plan.

        As of February 15, 2000, options (net of cancelled or expired options) covering an aggregate of approximately 2,322,577 shares had been granted under the Incentive Plan and zero shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of options) remained available for future grant under the Incentive Plan. On February 18, 2000, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Incentive Plan by 3,000,000 shares, from 2,275,000 to 5,275,000.

        Stockholders are requested in this Proposal 1 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on the proposals and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.


                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the Incentive Plan, as amended, are outlined below:

GENERAL

        The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock purchase awards and stock bonuses (collectively, "Stock Awards") to employees, directors and consultants. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Incentive Plan. To date, the Company has granted only stock options under the Plan.

PURPOSE

        The Incentive Plan provides a means by which selected employees of and consultants to the Company, and its affiliates, and directors of the Company may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees of or consultants to the Company, or its affiliates, and directors of the Company to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Approximately 85% of the Company's approximately 523 employees are eligible to participate in the Incentive Plan.

ADMINISTRATION

        The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and the Stock Awards granted under it and to determine from time to time which of the persons eligible under the Incentive Plan will be granted awards, the type of awards to be granted, when and how each award will be granted, and to


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
establish, amend and revoke rules and regulations for the Incentive Plan's administration. The Board may correct any defect in the Incentive Plan or in any award agreement to make the Incentive Plan fully effective.

        The Board has the power to delegate administration of the Incentive Plan to a committee composed of one or more Board members. In the discretion of the Board, a committee may consist solely of non-employee directors (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or two or more outside directors (as defined under the Code). If administration is delegated to a committee, the committee will have, in connection with the administration of the Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the Board. The committee may delegate to a subcommittee any of the administrative powers the committee is authorized to exercise. The Board may abolish a committee or subcommittee at any time and revest in the Board the administration of the Incentive Plan. The Board has generally delegated the administration of the Incentive Plan to the Compensation Committee and, to a limited extent, the Non-Officer Stock Option Administration Committee. The Board has the authority to revest in itself the administration of the Incentive Plan at any time or for any purpose. See "Proposal 1 -- Election of Directors -- Board Committees and Meetings." As used herein, with respect to the Incentive Plan, the "Board" refers to the Compensation Committee, and where applicable, the Non-Officer Stock Option Administration Committee, as well as to the Board itself.

SHARES SUBJECT TO THE PLAN

        Subject to approval of this proposal, the Common Stock that may be issued pursuant to awards under the Incentive Plan may not exceed in the aggregate 5,275,000 shares of the Company's Common Stock. If any award expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such award will revert to and again become available for issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

        Incentive stock options may be granted only to employees (including officers) of the Company and its affiliates. Nonstatutory stock options, restricted stock purchase awards and stock bonuses may be granted to employees of or consultants to the Company, and its affiliates, and directors of the Company.

        No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least 110% of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five years from the date of grant. No person is eligible to be granted Stock Awards covering more than 400,000 shares of the Company's Common Stock in any calendar year.

TERM AND TERMINATION

        The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the optionee's status as an employee, director or consultant unless (i) termination is due to the optionee's permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionee dies before the optionee's service has terminated, or within three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. An optionee may designate a beneficiary who may exercise the option following the optionee's death. Individual option grants by their terms may provide for exercise within longer or shorter periods of time following termination of service.

        An optionee's option agreement may also provide that, if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (a) the expiration of the term of the option set forth in the option agreement and (b) the tenth day after the last date on which the exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an optionee's option agreement may also provide that, if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the


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
earlier of (a) the expiration of the term of the option as set forth in the immediately preceding paragraph and (b) the expiration of a period of three months after the termination of the optionee's continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of such registration requirements.

        In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

EXERCISE/PURCHASE PRICE

        The exercise price of each incentive stock option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option will not be less than 85% of the fair market value on the date of grant. The purchase price of restricted stock will not be less than 85% of the fair market value of the Company's Common Stock on the date the award is made. Stock bonuses may be awarded in consideration of past services actually rendered to the Company or for its benefit. If options are granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Tax Information." At March 15, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $60.375 per share.

CONSIDERATION

        The purchase price of stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option and in the discretion of the Board at the time of the grant of an option, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

TRANSFERABILITY

        An incentive stock option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A stock bonus or restricted stock award is not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A nonstatutory stock option is transferable only to the extent specifically provided for in the option agreement evidencing the nonstatutory stock option, provided that if the nonstatutory stock option agreement does not provide for transferability, then the option is not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A holder of a stock award may designate a beneficiary who may exercise his or her award after death.

VESTING

        The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

        Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN STOCK

        If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual award applicable under


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
the Incentive Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

        In the event of a merger, consolidation, liquidation, dissolution or the sale of substantially all of the Company's assets or a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving corporation will assume any Stock Awards outstanding under the Incentive Plan or will substitute similar awards for those outstanding under the Incentive Plan. In the event a surviving corporation refuses to assume the Stock Awards or substitute similar awards, then, with respect to Stock Awards held by persons then performing services as employees, directors or consultants, the time during which the Stock Awards may be exercised will be accelerated prior to completion of such transaction and the Stock Awards terminated if not exercised prior to such transaction. In addition, with respect to any person who was providing services as an employee, director or consultant immediately prior to such transaction, the time during which Stock Awards may be exercised will be accelerated and any repurchase right of the Company with respect to the Stock Awards will lapse if such person is terminated without cause within 12 months following such transaction. The acceleration of a Stock Award in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

AMENDMENT OF THE INCENTIVE PLAN

        The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for issuance under the Incentive Plan, modify the requirements as to eligibility for participation or in any other way if such modification requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 of the Exchange Act. The Board may in its sole discretion submit any other amendment to the Incentive Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

        The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan will terminate in March 2007. No Stock Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

        If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price and
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the optionee held the stock for more than one year.

        To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options generally have the following federal income tax consequences:

        There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be short-term or long-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

        RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

        Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a committee comprised solely of "outside directors" and either: (a) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant or (b) the option is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the option is approved by stockholders.

        Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a committee composed solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the committee while the outcome is substantially uncertain; (iii) the committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).


                                   PROPOSAL 3
            APPROVAL OF 1991 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

        The 1991 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the Company's stockholders in November 1991. As of February 15, 2000, 750,000 shares were authorized for issuance under the Purchase Plan. At February 15, 2000, an aggregate 558,533 shares had been issued under the Purchase Plan and 191,467 shares remained for the grant of future rights under the Plan. On February 18, 2000, the Board of Directors adopted an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan from 750,000 shares to 1,050,000 shares.

        During the last fiscal year, shares were purchased by the executive officers and other employees of the Company in the amounts and at the weighted average prices per share under the Purchase Plan as follows: Timothy Dreisbach, 1,983 shares ($6.003), Dale Marquart, 624 shares ($6.003), all current executive officers as a group, 2,607 shares ($6.003) and all employees (excluding executive officers) as a group, 85,549 shares ($6.014).

       Stockholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

        The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

        The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 57% of the Company's approximately 523 employees are currently eligible to participate in the Purchase Plan.

        The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

        The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether the employee of any parent or subsidiary of the Company will be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

OFFERINGS

        The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. For each offering, the Board may determine the term and other provisions (which need not be identical), within the limitations of the Purchase Plan. Such offerings may have a term of up to 27 months. To date, the Board has authorized offerings of one year duration and are divided into two shorter "purchase periods" of approximately six months duration. In the future, the Board may authorize offerings with terms different than those described here.

ELIGIBILITY

        The Board may establish certain eligibility requirements for participation under the offerings it authorizes. For example, the Board may require that employees complete a period of service of up to two years before they become eligible to participate in an offering.

        In addition, as required by the Code, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

        Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for an offering, an agreement authorizing payroll deductions of up to 15% of such employees' base salary compensation during the offering.

PURCHASE PRICE

        The Board may authorize the purchase price per share at which shares of Common Stock will be sold in an offering under the Purchase Plan. The purchase price shall not be less than the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering and (b) 85% of the fair market value of a share of Common Stock on the last day of the offering.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The purchase price of the shares is accumulated by payroll deductions over each offering that is authorized under the Purchase Plan. At any time during the offering, a participant may reduce or terminate his or her payroll deductions (See "Withdrawal" below). Under each offering, the Board may establish the time or times at which participants may increase or decrease their payroll deductions. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. Unless authorized under an offering, participants may not make any additional payments into such accounts.

PURCHASE OF STOCK

        By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below.

WITHDRAWAL

        While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering.

        Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee will not be entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

        Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason. Upon any such termination, the Company will distribute to the employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Purchase Plan at any time.

        The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan or (b) modify the requirements relating to eligibility for participation in the Purchase Plan.

        Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without the consent of the person to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

SHARES SUBJECT TO PURCHASE PLAN

        Subject to approval of this proposal, an aggregate of 1,050,000 shares of Common Stock is authorized for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights will again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, except as described below with respect to possible FICA and FUTA liability, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

        If the stock is disposed of more than two years after the beginning of the offering and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price and (b) the excess of the fair market value of the stock as of the beginning of the offering over the exercise price (determined as of the beginning of the offering) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income will be attributed to the participant and a capital loss may be recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term depending on whether the stock has been held for more than one year.

        There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation).

                                   PROPOSAL 4

       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

        The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of capital stock from 230,000,000 shares to 580,000,000 shares of capital stock and to increase the Company's authorized number of shares of Common Stock from 150,000,000 to 500,000,000.

        The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of current stockholders, except for the effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current stockholders. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        In addition to the 30,598,518 shares of Common Stock outstanding at March 15, 2000, the Board has reserved an aggregate of approximately 67,025,252 shares of Common Stock for issuance upon (a) exercise of outstanding options granted under the Company's stock option plans, (b) exercise of outstanding warrants, (c) exercise of rights under the Company's employee stock purchase plan, and (d) conversion of the Company's outstanding Preferred Stock.

        Although, at present, the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

        The additional shares of capital stock that would become available for issuance if this Proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of capital stock at a low price, or the Board could strategically sell shares of capital stock in a private transaction to persons or entities that would oppose a takeover or favor the current Board. Although this Proposal to increase the authorized capital stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the Proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

STOCKHOLDER APPROVAL

        A copy of the Amendment to the Restated Certificate, as approved by the Board of Directors, is attached to this Proxy Statement as Appendix A. Stockholders are requested in this Proposal 4 to approve the amendment to the Restated Certificate, as amended. The affirmative vote of the holders of a majority of the shares of both the Common Stock and Preferred Stock, voting together as a class, and the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting as a single class, will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.


                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                   PROPOSAL 5


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since its inception in 1988. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

       The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 15, 2000, by: (a) each current director and nominee for director; (b) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation" below; (c) all current executive officers and directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

        In addition to the outstanding Common Stock reflected in the table below, Vulcan holds 30,000,000 shares of the Company's Series A2 Redeemable Convertible Preferred Stock and MCI WorldCom holds 30,000,000 shares of the Company's Series A1 Redeemable Convertible Preferred Stock. The shares held by Vulcan are convertible on a one-for-one basis into shares of the Company's Common Stock at Vulcan's option at any time. Accordingly, as required by applicable regulations of the Securities and Exchange Commission (the "SEC"), the shares of Common Stock shown in the following table as being beneficially owned by Vulcan include the 30,000,000 shares of Common Stock issuable upon conversion of Vulcan's Preferred Stock. The shares of Preferred Stock held by MCI WorldCom are convertible into shares of the Company's Common Stock, on a one-for-one basis, beginning in May 2002. Because these shares are not convertible into Common Stock within 60 days of March 15, 2000, MCI WorldCom is not deemed to beneficially own the underlying Common Stock for purposes of the following table. If all of the Company's outstanding shares of preferred stock were converted into common stock, the percentages of common stock beneficially owned by Vulcan and MCI WorldCom, respectively, would be approximately 43% and 33%.


                                                                  BENEFICIAL OWNERSHIP(1)
                                                           -----------------------------------
   NAME                                                    NUMBER OF SHARES   PERCENT OF TOTAL
   ----                                                    ----------------   ----------------
   Vulcan Ventures Incorporated(2) ....................      39,121,745            64.6%
     110-110th Avenue NE, Suite 550
     Bellevue, WA 98004
   FMR Corporation(3) .................................       3,853,330            12.6%
     82 Devonshire Street
     Boston, MA 02109
   Robert S. Cline(4) .................................          62,999               *
   Ralph Derrickson(4) ................................           2,333               *
   Robert P. Dilworth(4) ..............................          17,333               *
   Timothy A. Dreisbach(4) ............................         292,982               *
   Lee M. Gopadze(4) ..................................          37,808               *
   Justin L. Jaschke(4) ...............................          49,499               *
   Dale W. Marquart(4) ................................          39,730               *
   David Moore(4)(5) ..................................      39,124,078            64.6%
   Robert W. Mott(4) ..................................          28,812               *
   William D. Savoy(4)(5) .............................      39,128,744            64.6%
   Robert H. Schellman ................................              --               *
   James E. Wall ......................................              --               *
   John G. Wernke(4) ..................................           9,376               *
   Directors and executive officers as a group (12
     persons)(6) ......................................      39,634,141            64.9%

----------

-       Less than one percent.

(1) This table is based upon information supplied by directors, executive officers and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. For purposes of this table, shares held by stockholders include any shares held as tenants in common or joint tenants with spouses. Percentages are based on a total of shares of common stock outstanding on March 15, 2000, adjusted in accordance with the rules promulgated by the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days of the date of this table and shares of common stock issuable to that person upon conversion of convertible preferred stock that is convertible within 60 days of the date of this table are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on a Schedule 13D filed with the SEC on October 28, 1993, and most recently amended on November 30, 1999. Includes 25,000 shares held by Paul Allen, the sole stockholder of Vulcan. Also includes 30,000,000 shares of redeemable convertible preferred stock held by Vulcan. Vulcan's preferred shares are convertible into shares of the Company's common stock, on a one-for-one basis, at Vulcan's option at any time.

(3) Based on a Schedule 13G filed with the SEC on February 11, 2000, and most recently amended on March 10, 2000. Fidelity Management Research Company ("FM&RC"), a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, beneficially owns 3,853,330 of such shares as the result of acting as an investment advisor to several registered investment companies ("Funds") FMR Corp., through its control of FM&RC, has sole investment power with respect to these shares. Voting power over these shares resides with each respective Fund's Board of Trustees. Fidelity Growth Company Fund ("FGCF"), beneficially owns 2,090,200 of such shares as a result of its serving as investment manager of several institutional accounts. Edward C. Johnson III and FMR Corp., through its control of FM&RC and the Funds has sole investment and voting power over these shares.

(4) Includes shares of common stock subject to options exercisable within 60 days of the date of this table as follows: 62,999 for Mr. Cline, 2,333 for Mr. Derrickson, 2,333 for Mr. Dilworth, 272,999 for Mr. Dreisbach, 37,808 for Mr. Gopadze, 49,499 for Mr. Jaschke, 39,730 for Mr. Marquart, 2,333 for Mr. Moore, 28,812 for Mr. Mott, 6,999 for Mr. Savoy and 9,376 for Mr. Wernke.

(5) Includes 39,096,745 shares owned directly by Vulcan. Messrs. Moore and Savoy are affiliated with Vulcan Northwest, Inc., a venture capital fund affiliated with Vulcan. Messrs. Moore and Savoy disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act. The addresses of Messrs. Moore and Savoy are the same as that of Vulcan.

(6) Includes the information reflected in the notes above, as applicable. Excludes shares beneficially owned by Lee M. Gopadze, a former executive officer.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that three reports, covering an aggregate of 30 transactions, were inadvertently filed late by Mr. Dilworth.


                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each non-employee director of the Company receives an annual retainer of $6,000 and a per meeting fee of $1,000 (plus $250 for each committee meeting attended by committee members). In the fiscal year ended December 31, 1999, the total compensation paid to non-employee directors was $41,500. Members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board of Directors and committee meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1993 Non-Employee Directors' Stock Option' Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

        Option grants under the Directors' Plan are non-discretionary. On January 1 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 7,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan may not be exercised until the date upon which the optionee has provided one year of continuous service as a non-employee director following the date of grant of the option. At that time, the option will become exercisable as to one-third of the option shares and one third of the option shares will become exercisable each year thereafter in accordance with its terms. The term of options granted under the Directors' Plan is 10 years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

     During the last fiscal year, the Company granted options covering 7,000 shares to each of Messrs. Cline, Derrickson, Jaschke, Moore and Savoy, at exercise prices of $4.878 per share, except for the option granted to Mr. Moore, which had an exercise price of $6.00 per share. The exercise prices were equal to the respective fair market values of such Common Stock on the date of grant (based on the closing sale price reported on the Nasdaq National Market for the date of grant). During 1999, Mr. Derrickson exercised an option under the Directors' Plan for 2,333 shares. Upon sale of the shares, Mr. Derrickson realized proceeds of $39,150. During 1999, Mr. Cline exercised options under the Directors' Plan for an aggregate of 5,000 shares. Upon sale of the shares, Mr. Cline realized proceeds of $159,124. In addition, during fiscal 1999, Mr. Dilworth received payments from the Company under the Key Employee Severance Plan in the amount of $409,512. See "Change in Control and Severance Arrangements" for a detailed description of the Key Employee Severance Plan.

        Directors who are employees of the Company do not receive separate compensation for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 1999, 1998 and 1997 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, Chief Financial Officer and the five other most highly compensated executive officers, in addition to the Chief Executive Officer and Chief Financial Officer ("Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                ---------------
                                                                                    AWARDS
                                                                               ----------------
                                                     ANNUAL COMPENSATION       SHARES OF COMMON
                                                  -------------------------    STOCK UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION(1)          YEAR      SALARY(2)     BONUS(3)           OPTIONS(4)        COMPENSATION(5)
------------------------------         -----      --------  ----------------   ----------------      ---------------
Timothy A. Dreisbach .........          1999      $253,349      $111,035              75,000            $  1,578
  President and Chief                   1998       148,616        90,756             550,000               2,578
  Executive Officer
Lee M. Gopadze ...............          1999       198,977       100,646              75,000                 578
  Former Senior Vice                    1998       166,179        88,906              65,000               2,966
  President of Field                    1997       122,950        49,317              20,000                  --
  Operations

Dale W. Marquart .............          1999       166,291        90,578              75,000               1,251
  General Counsel, Senior               1998        83,654        45,000              75,000                 258
  Vice President of
  Administration
  and Secretary
Robert W. Mott ...............          1999       187,361        98,124              75,000               1,226
  Senior Vice President of              1998        53,846        85,000              75,000               1,220
  Engineering and
  Manufacturing
Robert H. Schellman ..........          1999        79,478        41,922             125,000               1,321
  Senior Vice President of
  Network Operations and
  Services
James E. Wall ................          1999        86,993        45,726             125,000                 449
  Chief Financial Officer
John G. Wernke ...............          1999       168,254       128,315              75,000               1,251
  Senior Vice President of              1998        54,808        36,562              75,000                 349
  Marketing and Sales


----------

(1) Mr. Dreisbach joined the Company in May 1998, Mr. Gopadze in February 1997, Mr. Marquart in June 1998, Mr. Mott and Mr. Wernke in August 1998, Mr. Schellman in July 1999 and Mr. Wall in August 1999. Mr. Gopadze resigned from the Company in March 2000.

(2) In accordance with the rules of the SEC, the compensation described in this table does not include medical or group life insurance or other benefits that are generally available to all salaried employees or certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(3) For 1998 and 1997, includes shares of stock issued in connection with the Company's annual bonuses paid in cash and stock. In 1997, Mr. Gopadze received stock valued at $9,367, based on a per share value of $11.31, the fair market value of the Company's Common Stock on the date bonuses were paid (based on the average of the previous day's high and low sales price reported in the Nasdaq National Market). In 1998, Messrs. Gopadze and Marquart received stock valued at $13,151 and $1,667, respectively, based on a per share value of $8.25, the fair market value of the Company's Common Stock on the date bonuses were paid (based on the average of the previous day's high and low sales reported in the Nasdaq National Market). Included in Mr. Mott's bonus in 1998 is an advance payment of $37,500. In 1998, Mr. Wernke received an automobile allowance of $1,662. Mr. Dreisbach received stock valued at $90,756, based on a per share value of $7.56, the fair market value of the Company's Common Stock on the date the bonus was paid (based on the average of the previous day's high and low sales reported in the Nasdaq National Market). In 1999, Messrs. Gopadze and Wernke received automobile allowances of $3,250 and $4,200, respectively.

(4) In August 1997, the Board approved the replacement of each outstanding option held by an employee with a per share exercise price of $7.00 per share or greater, upon the timely request of the optionee, with a nonstatutory stock option having an exercise price of $4.53 per share and certain delayed exercise provisions. Amounts for 1997 include 20,000 shares subject to repriced options for Mr. Gopadze.

(5) For 1998, includes the Company's matching payment of $1,000 for each executive officer under the Company's 401(k) plan, except for Messrs. Gopadze, Marquart, Mott and Wernke, who received $0, $0, $942 and $0 in matching payments, respectively. For 1999, includes the Company's matching payment of $1,000 for each executive officer under the Company's 401(k) plan, except for Messrs. Gopadze and Wall. For 1998, includes payments for term life insurance in the amounts of $1,578, $2,966, $258, $278 and $349 for Messrs. Dreisbach, Gopadze, Marquart, Mott and Wernke, respectively. For 1999, includes payments for term life insurance in the amounts of $578, $578, $251, $226, $321, $449 and $251 for Messrs. Dreisbach, Gopadze, Marquart, Mott, Schellman, Wall and Wernke, respectively.


COMPENSATION PURSUANT TO PLANS

        Generally, the Company grants options to its executive officers under the Incentive Plan. The following tables show, for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:


                        OPTION GRANTS IN LAST FISCAL YEAR


                                             INDIVIDUAL GRANTS
                       ----------------------------------------------------------
                                          PERCENT OF                                  POTENTIAL REALIZABLE VALUE
                        NUMBER OF           TOTAL                                       AT ASSUMED ANNUAL RATES
                        SHARES OF          OPTIONS                                         OF STOCK PRICE
                       COMMON STOCK       GRANTED TO                                       APPRECIATION FOR
                        UNDERLYING        EMPLOYEES     EXERCISE                             OPTION TERM(3)
                         OPTIONS          IN FISCAL    PRICE PER        EXPIRATION     --------------------------
                        GRANTED(1)         YEAR(2)       SHARE             DATE            5%              10%
                       -----------        ----------   ----------       ---------      ----------      ----------
Mr. Dreisbach ..          75,000             3.9%      $    29.25        10/18/09      $1,379,637      $3,496,272
Mr. Gopadze ....          75,000             3.9%      $    29.25        10/18/09      $1,379,637      $3,496,272
Mr. Marquart ...          75,000             3.9%      $    29.25        10/18/09      $1,379,637      $3,496,272
Mr. Mott .......          75,000             3.9%      $    29.25        10/18/09      $1,379,637      $3,496,272
Mr. Schellman ..         125,000             6.5%      $    26.34        08/02/09      $2,070,934      $5,248,153
Mr. Wall .......         125,000             6.5%      $    22.53        08/06/09      $1,770,849      $4,487,679
Mr. Wernke .....          75,000             3.9%      $    29.25        10/18/09      $1,379,637      $3,496,272

----------

(1) Options granted under the Company's employee stock option plans typically vest at the rate of 25% after one year and approximately two percent per month thereafter, such that the options are fully vested in four years.

(2) Based on options covering a total of 1,921,770 shares of Common Stock granted to employees in 1999.

(3) For new grants, the potential realizable value is calculated based on the term of the option at the time of grant (10 years). Potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                              NUMBER OF SHARES OF
                                                                 COMMON STOCK
                                                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                           SHARES OF                              OPTIONS AT                IN-THE-MONEY OPTIONS AT
                         COMMON STOCK     VALUE                 FISCAL YEAR-END                FISCAL YEAR-END(2)
                          ACQUIRED       REALIZED          ----------------------------    ----------------------------
                         ON EXERCISE       (1)             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                         -----------    -----------        -----------    -------------    -----------    -------------
Mr. Dreisbach ...            2,000      $    87,785          215,708          407,292      $14,722,071      $26,382,054
Mr. Gopadze .....            5,000      $   249,568           30,103          124,897      $ 2,183,263      $ 7,315,642
Mr. Marquart ....            3,000      $   139,379           24,083          122,917      $ 1,685,241      $ 7,061,955
Mr. Mott ........            5,000      $   272,786           19,999          125,001      $ 1,439,928      $ 7,303,197
Mr. Schellman ...               --      $        --               --          125,000      $        --      $ 6,535,150
Mr. Wall ........               --      $        --               --          125,000      $        --      $ 7,012,313
Mr. Wernke ......           25,936      $ 1,221,080            1,563          125,001      $   110,192      $ 7,228,196


----------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise (the closing sale price reported on the Nasdaq National Market on that date) minus the exercise price, and does not necessarily indicate that the optionee sold the stock.

(2) Value of unexercised options at fiscal year-end is based on the fair market value of the Company's Common Stock at December 31, 1999 of $78.63 (based on the closing sale price reported on the Nasdaq National Market on that date) minus the exercise price of the option.


CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

        KEY EMPLOYEE SEVERANCE PLAN. In October 1997, in light of the transactions being negotiated with Vulcan, the Compensation Committee of the Board adopted the Company's Key Employee Severance Plan (the "Severance Plan"). An employee is eligible to participate in the Severance Plan if (a) the employee is notified in writing that he or she is eligible to participate in the Severance Plan and (b) the employee's employment with the Company is terminated due to an involuntary termination or a constructive termination (generally, a voluntary termination following an adverse change in the employee's position, circumstances or compensation) within 12 months following a Designated Event (other than for cause). The 12-month period may be extended to 18 months for executive officers who are so notified in writing. "Designated Event" means any transaction or series of transactions having a significant effect on the ability of any person or group to direct or cause the direction of the Company's management and policies that is specifically declared by the Board to be a Designated Event. The Board declared the sale of Common Stock to Vulcan in January 1998 as the "Designated Event" for the Severance Plan. Certain employees, including certain executive officers who were employed by the Company as of January 1998, were notified of their eligibility to participate in the Severance Plan. Approximately 16 employees , including Mr. Dilworth, received benefits under the Severance Plan in fiscal 1999.

        The benefits provided by the Severance Plan are: (a) continuation of salary for 12 months following termination of employment; (b) payment of any bonus to which the employee would have been entitled under the Company's incentive bonus plan for the 12 months following termination of employment, assuming the employee's full employment with the Company during the 12-month period and the achievement of certain incentive targets by the Company and the employee; (c) continuation of health, life and other insurance benefits for the employee (and any dependents covered as of the date of termination) for 12 months following the termination of employment (or five years for health benefits, if the employee is age 55 or older upon termination of employment, subject to earlier termination if the employee and his or her dependents become covered by another group insurance plan providing similar benefits); and (d) amendment of all stock options held by the employee upon termination of employment so that (i) the options become vested for an additional 12 months on the date of termination and (ii) the employee may exercise the options for 12 months following termination of employment. To receive the benefits provided by the Severance Plan, an eligible employee must execute a release of claims in favor of the Company, and the release must become effective in accordance with its terms.

        KEY EMPLOYEE RETENTION INCENTIVE PLAN. In October 1997, the Compensation Committee of the Board also adopted the Company's Key Employee Retention Incentive Plan (the "Retention Plan"). Approximately 32 employees of the Company, including executive officers who were employed by the Company as of January 1998, were eligible to participate in the Retention Plan.

        The Retention Plan provides the following benefits: (a) if an eligible employee is employed by the Company on the date that is six months after the Designated Event (as defined above), the employee will receive a lump sum payment equal to 50% of the Bonus Amount (as defined below); and (b) if the employee is also employed by the Company on the date that is 12 months after the Designated Event, the employee will receive a lump sum payment for the remaining 50% of the Bonus Amount.

        For purposes of the Retention Plan, bonus amount means the bonus to which an eligible employee would be entitled under the Company's incentive bonus plan if (a) the Company's incentive bonus plan for the 12 months following a Designated Event were the same as during the full year most recently completed prior to the Designated Event; (b) the eligible employee were to remain continuously employed by the Company for 12 months following the Designated Event and to the bonus payment date in the same capacity in which such employee was employed on the date of the Designated Event; and (c) the employee and the Company were to achieve 100% of any objectives affecting individual bonus amounts under such incentive bonus plan.

        EMPLOYMENT ARRANGEMENTS. In May 1998, the Company entered into an employment agreement with Mr. Dreisbach, which provided for salary, bonus and option grants for the ensuing year. In addition, under the agreement, in the event that the Company were to terminate Mr. Dreisbach's employment other than for cause (as defined in the agreement) at any time or if Mr. Dreisbach were to voluntarily terminate his employment for good reason (as defined in the agreement) within 90 days prior to or 180 days after a change in control of the Company, the Company would pay to Mr. Dreisbach, for a period of 12 months, the base compensation and health benefits to which he was entitled on the date of his termination. In addition, under Mr. Dreisbach's non-plan option, in the event of a change in control, the option would come fully vested if, within 90 days prior to or 180 days following such change in control, his employment were terminated for any reason other than for cause or if he terminated his employment for good reason. In addition, under the non-plan option, if Mr. Dreisbach were terminated without cause or voluntarily terminated his employment for good reason, he could exercise his options (to the extent exercisable) for up to two years following such termination.

        In addition, the Company's employment arrangements with each of the current executive officers, other than Mr. Dreisbach, provide that upon a change in control of the Company that results in the elimination of, or a material reduction in, the scope of the officers' responsibilities, they would be entitled to severance benefits consisting of six months' salary and continuation of benefits as well as the acceleration of vesting of their options for periods ranging from one to two years.

        ACCELERATION OF VESTING UNDER STOCK OPTION PLANS. Two of the Company's three stock option plans for the benefit of employees and consultants, the 1997 Equity Incentive Plan and the 1997 Non-Officer Equity Incentive Plan, provide for acceleration of vesting under certain circumstances. Options to purchase approximately 2,030,657 and 827,513 shares of common stock, respectively, were outstanding under these plans as of December 31, 1999. The 1997 Equity Incentive Plan and the 1997 Non-Officer Equity Incentive Plan provide that, in the event an optionee is terminated other than for cause within 12 months after a change in control, as defined in the plans, the options held by the optionee under the plans will become fully vested.


           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of Robert S. Cline, who is Chairman of the Committee, and David M. Moore, neither of whom is an employee of the Company. The Compensation Committee is responsible for establishing the Company's compensation programs for all employees, including executives. The Company applies a consistent methodology to compensation for all employees, including executive officers. It is based on the premise that the Company's results are achieved through the coordinated efforts of all individuals working toward meeting customer and stockholder expectations.

        The goals of the Company's compensation program are to align compensation with business objectives and performance while enabling the Company to attract, retain and reward employees who contribute to the long-term success of the Company. In all cases, attention is given to fairness in the administration of compensation and to assuring that all employees understand the related performance evaluation and administrative process. The Company has taken careful steps to make executive compensation consistent with that of other similar companies in the electronics and communications industries and, where appropriate, while being contingent upon the Company's achievement of near- and long-term objectives and goals. For fiscal 1999, the principal measures the Compensation Committee looked


--------

(1) The material in this report is not "soliciting material" is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

to in evaluating the Company's progress towards these objectives and goals were
(1) completion of the development and testing of the Company's high-speed network, (2) the extent of completion of right-of-way agreements, utility agreements and other network site agreements in both new and existing areas where the Company's service will be offered, (3) achieving certain financial performance levels and (4) increasing the Company's subscriber base.

        For 1999, the Company's executive compensation program included the following components: (i) base salary, (ii) merit increases, (iii) annual incentives in the form of cash bonuses and (iii) options to purchase shares of Common Stock of the Company.

BASE SALARY

        Base salary is targeted toward the middle of the range established by surveys of comparable companies in the electronics and communications industries. Base salaries are reviewed annually to ensure that the Company's salaries are competitive within the target range. For the purpose of establishing these levels for fiscal 1999, the Company relied in part on an executive compensation survey of U.S.-based high technology companies conducted by a nationally recognized compensation consulting firm and on data obtained from executive search firms that place executives with Silicon Valley companies. The companies in the above-mentioned survey and data sources include a broad range of companies because the Company competes for talented executives with a wide range of companies in various industries. The Company believes the highly competitive employment environment of Silicon Valley has the greatest impact on base salary levels.

MERIT INCREASE

        Merit increases are designed to encourage management to perform at consistently high levels. Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be increased at that time based on the Compensation Committee's agreement that the individual's overall contribution to the Company deserves recognition. The base salaries paid to the Company's executive officers were increased in 1999 by amounts ranging from 8% to 20%, reflecting primarily changed responsibilities and their contributions to the Company's near- and long-term strategic objectives set forth above.

CASH BONUSES

        Bonuses for executives are considered to be "pay at risk" and as such are used as an incentive to encourage management to perform at a high level or to recognize a particular contribution by an employee or exceptional Company performance. Generally, the higher the employee's level of job responsibility, the larger the portion of the individual's compensation package that is represented by a bonus. Whether a bonus will be given, and the amount of any such bonus, is determined on a yearly basis.

        For fiscal 1999, the Compensation Committee established an annual incentive bonus plan for all full-time or part-time non-commission employees of the Company. The bonus plan has the following three objectives: (i) to recognize and reward team and individual performance, (ii) to encourage employees to continually improve performance in order for the Company to meet and exceed its objectives, and (iii) to ensure that the Company's compensation remains competitive to enable the Company to hire and retain top-performing employees. At the beginning of 1999, the Compensation Committee and the Board of Directors reviewed and approved the annual performance objectives for the Company and individual officers. The actual cash bonus earned in 1999 by an executive officer depended upon the extent to which the Company and individual performance objectives were achieved.

        For 1999, in awarding cash bonuses to executive officers, the Compensation Committee evaluated each officer's individual performance and the Company's performance against the objectives set forth above as follows: In fiscal 1999, the Company completed the development and testing of the Company's high-speed network and, prior to the end of the year, began the initial phases of the network deployment. The Company increased the overall subscriber base during fiscal 1999 and entered into an agreement with MCI WorldCom to sell subscriptions to the Company's service. The Company also made substantial progress in obtaining right-of-way agreements with municipalities, pole attachment agreements and supply agreements with utility companies and lease agreements with the owners of buildings or radio towers governing the lease of space for the deployment of the networks wired access points. In light of the Company's success in achieving important objectives in fiscal 1999, the Compensation Committee decided to award bonuses to executives at 125.8% of their target levels, prorated for the time each executive had been with the Company during the year. The Company's executive officers received bonuses ranging from 40% to 60% of their base salaries. Bonus awards are approved by the Chief Executive Officer and the Compensation Committee in the case of executives other than the Chief Executive Officer and by the Compensation Committee alone in the case of the Chief Executive Officer.

STOCK OPTIONS

        The Compensation Committee believes that stock ownership by management is beneficial in aligning the interests of management and stockholders with respect to enhancing stockholder value. Stock options are also used to retain executives and motivate them to improve long-term Stockholder value. Stock options are granted at the prevailing market value and will only have future value if the Company's stock price increases. Generally, stock option grants vest 25% after the first year and monthly thereafter in 36 equal amounts over three years.

        The Compensation Committee determines the number of options to be granted based upon the competitive marketplace, with a particular focus on determining what level of equity incentive is necessary to retain a particular individual. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants. The Company's executive officers received options to purchase Common Stock at levels ranging from 75,000 to 125,000 shares.

CHIEF EXECUTIVE OFFICER

        The Compensation Committee uses the same philosophy described above with respect to other executive officers in setting the compensation for its Chief Executive Officer, Mr. Dreisbach. For 1999, the base salary of Mr. Dreisbach was increased by 12.5%, largely reflecting his contributions toward the Company's near- and long-term strategic objectives set forth above. In addition, Mr. Dreisbach was eligible to receive a bonus for 1999 equal to 50% of his base salary if the Company achieved a targeted level of certain performance objectives. In light of the progress made towards the Company's objectives during the year, the Compensation Committee approved a cash bonus award to Mr. Dreisbach of 125.8% of his targeted bonus of 50% of his increased base salary pro rated for 1999. In addition, the Compensation Committee approved a grant of an option to purchase 75,000 shares of Common Stock.

SECTION 162(m)

        Section 162(m) of the Code, generally imposes on the Company an annual corporate deduction limitation of $1 million on the compensation paid to certain executive officers. Compensation in excess of $1 million may be deducted if it is performance-based compensation within the meaning of the Code. The Compensation Committee has not yet adopted a policy with respect to the treatment of all forms of compensation under Section 162(m); however, the Committee has determined that stock options granted under the Company's 1997 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should, where practicable, be treated as "performance-based compensation," and the 1997 Equity Incentive Plan contains provisions designed to allow compensation recognized by an executive as a result of the grant of a stock option to be deductible by the Company.

1999 COMPENSATION COMMITTEE

        Robert S. Cline, Chairman
        David Moore

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        For 1999, the compensation committee was composed of Messrs. Cline and Moore. Mr. Moore is affiliated with Vulcan. In October 1998, the Company entered into a $30 million line of credit agreement with Vulcan, and in June 1999, the Company entered into a $30 million bridge loan with Vulcan. On November 15, 1999, the Company sold 30 million shares of series A1 preferred stock to MCI WorldCom and 30 million shares of series A2 preferred stock to Vulcan at a price of $10 per share to each purchaser. The net proceeds of the sale of preferred stock to Vulcan were used to repay outstanding indebtedness to Vulcan of approximately $60.5 million, including accrued interest, of which approximately $50 million, plus accrued interest, was outstanding at September 30, 1999.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

        The following table shows the total stockholder return of an investment of $100 in cash on December 31, 1994 for (a) the Company's Common Stock, (b) the Nasdaq Stock Market (U.S.) Index, and (b) the Nasdaq Telecommunications Index ("Nasdaq Telecommunications"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
           AMONG METRICOM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE NASDAQ TELECOMMUNICATIONS INDEX


                                NASDAQ STOCK          NASDAQ
                METRICOM, INC.  MARKET (U.S.)   TELECOMMUNICATIONS
                --------------  -------------   ------------------
12/94                100             100                100
12/95                 91             141                131
12/96                100             174                134
12/97                 64             213                195
12/98                 35             300                324
12/99                524             556                572


* $100 Invested on 12/31/94 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

--------

(1) The material in this section is not "soliciting material" is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.


                              CERTAIN TRANSACTIONS

        The Company's By-laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its By-laws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to these provisions, the Company has entered into indemnification agreements with each of its directors and officers and has obtained director and officer liability insurance.

        On November 15, 1999, the Company sold 30 million shares of Series A1 Preferred Stock to MCI WorldCom at a price of $10 per share. In connection with the purchase of shares of Series A1 Preferred Stock, MCI WorldCom was given the right to elect one member of the Company's Board of Directors. As of April 1, 2000, MCI WorldCom had not elected a director to the Company's Board of Directors. In addition, the Company has entered into a Reseller Agreement with MCI WorldCom dated June 20, 1999, as amended, pursuant to which MCI WorldCom would sell subscriptions to the Ricochet service. Pursuant to this agreement, MCI WorldCom has agreed to pay the Company at least $388 million in revenue over the five years following the launch of the Company's service, subject to the timely deployment of the Company's network, the Company's ability to meet agreed upon performance standards and the ability of the Company to attract a significant number of subscribers through other partners. MCI WorldCom and or its subsidiaries have also entered into ordinary course agreements with the Company regarding the provisioning of circuits for the Company's network and other services. In addition, during 1999, the Company paid MCI WorldCom and its subsidiaries a total of approximately $2.9 million for the purchase of telecommunications services in the ordinary course of business.

        See "Compensation Committee Interlocks and Insider Participation" for information regarding certain transactions with Vulcan.

                                    By Order of the Board of Directors

                                    /s/   DALE W. MARQUART

                                    Dale W. Marquart
                                    Secretary

May 22, 2000

        COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE (EXCLUDING CERTAIN EXHIBITS) UPON WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM A PROXY STATEMENT IS DELIVERED. REQUESTS SHOULD BE DIRECTED TO: CORPORATE SECRETARY, METRICOM, INC., 980 UNIVERSITY AVENUE, LOS GATOS, CALIFORNIA 95030-2375 OR
TELEPHONE: (408) 399-8200.

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 METRICOM, INC.

                            (A DELAWARE CORPORATION)

        METRICOM, INC., a Delaware corporation (the "Corporation"), does hereby certify:

        FIRST: The original name of the Corporation is METRICOM (DELAWARE), INC.

        SECOND:The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is October 24, 1991.

        THIRD: The Board of Directors of the Corporation, acting in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Paragraph A of Article IV of the Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

        "A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is five hundred eighty million (580,000,000) shares, five hundred million (500,000,000) shares of which shall be Common Stock (the "Common Stock") and eighty million (80,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one tenth of one cent ($0.001) per share."

        FOURTH:Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FIFTH: All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

        IN WITNESS WHEREOF, METRICOM, INC. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary in Los Gatos, California this ___ day of __________, 2000.


                                 METRICOM, INC.



                                 -------------------------------
                                 Timothy A. Dreisbach
                                 President


ATTEST:



-------------------------------
Dale W. Marquart
Secretary

                                                                         ANNEX B


                                 METRICOM, INC.

                           1997 EQUITY INCENTIVE PLAN

                             ADOPTED MARCH 14, 1997
                      APPROVED BY STOCKHOLDERS MAY 1, 1997
               AMENDED BY THE BOARD OF DIRECTORS ON APRIL 29, 1998
                    APPROVED BY STOCKHOLDERS ON JUNE 26, 1998
              AMENDED BY THE BOARD OF DIRECTORS ON AUGUST 16, 1999
                  APPROVED BY STOCKHOLDERS ON OCTOBER 15, 1999
             AMENDED BY THE BOARD OF DIRECTORS ON FEBRUARY 18, 2000

1.      PURPOSES.

        (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock, all as defined below.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e) "COMPANY" means Metricom, Inc., a Delaware corporation.

        (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

        (h)    "DIRECTOR" means a member of the Board.

        (i) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (j) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (l) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

               (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (n) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (q) "OPTION" means a stock option granted pursuant to the Plan.

        (r) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (s) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

        (t) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (u) "PLAN" means this 1997 Equity Incentive Plan.

        (v) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (w) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (x) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

        (y) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

               (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii) To amend the Plan or a Stock Award as provided in
Section 12.

               (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one (1) or more members of the Board. In the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Code Section 162(m), or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five million two hundred seventy-five thousand (5,275,000) shares of Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.      ELIGIBILITY.

        (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

        (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Stock Awards covering more than four hundred thousand (400,000) shares of Common Stock in any calendar year.

        (d) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.      OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

        (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date Optionee's Continuous Status as an Employee, Director or Consultant terminates. In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such Post-Termination Exercise Period shall in no event exceed three (3) months from the date of termination, and may, in the event Optionee's Continuous Status as an Employee, Director or Consultant terminates for Cause (as defined in subsection 11(b)), terminate of the date of such Optionee's termination. In addition, the Board may at any time, with the consent of the Optionee, extend the Post-Termination Exercise Period and provide for continued vesting; provided however, that any extension of such period by the Board in excess of three (3) months from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

        An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

        (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a three (3)-month period after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised to the extent vested by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option

Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

        (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

        Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.      TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

        Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

        (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

        (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, so long as stock awarded under such agreement remains subject to the terms of the agreement.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or Committee in its discretion; provided, however, that at any time that the Company is incorporated in Delaware payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment. Notwithstanding the foregoing, the Board or Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

        (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

        (e) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.      COVENANTS OF THE COMPANY.

        (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.     MISCELLANEOUS.

        (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's Bylaws.

        (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company. Notwithstanding the foregoing, the Company shall not be authorized to withhold shares of Common Stock at rates in excess of the maximum statutory withholding rates for federal and state tax purposes, including payroll taxes.

11.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b) In the event of a Change in Control, (i) any surviving or acquiring corporation shall assume Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar Stock Awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

        In addition, subject to the limitation set forth in subsection 11(c) below, with respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of the Change in Control, any Stock Awards held by such persons shall immediately become fully vested and exercisable, and any repurchase right by the Company with respect to shares acquired by such person under a Stock Award shall lapse, if such person's Continuous Status as an Employee, Director or Consultant is terminated other than for Cause within twelve (12) months following consummation of the Change in Control.

        For purposes of the Plan, "Cause" shall mean willful conduct that is materially injurious to the business of the person's employer, whether financial or otherwise.

        For purposes of this Plan, "Change in Control" means: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

        (c) If any acceleration of the vesting of a Stock Award or lapse of a repurchase right to which such Stock Award is subject or any other payment or benefit the holder of such Stock Award would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Stock Award holder's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Stock Award holder elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the Change in Control): reduction of cash payments; cancellation of accelerated vesting of stock awards or lapse of repurchase rights; reduction of employee benefits. In the event that acceleration of vesting of stock award or lapse of repurchase right compensation is to be reduced, such acceleration shall be cancelled in the reverse order of the date of grant of the stock awards unless the Stock Award holder elect in writing a different order for cancellation.

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Stock Award holder within fifteen (15) calendar days after the date on which the Stock Award holder's right to a Payment is triggered (if requested at that time by the Company or the Stock Award holder) or such other time as requested by the Company or the Stock Award holder. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Stock Award holder with an opinion reasonably acceptable to the Stock Award holder that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Stock Award holder.

12.     AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

        (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

13.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14.     EFFECTIVE DATE OF PLAN.

        This Plan shall become effective on the date of adoption by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                                                         ANNEX C


                                 METRICOM, INC.

                        1991 EMPLOYEE STOCK PURCHASE PLAN

                            Adopted November 12, 1991
                             Approved March 19, 1992
                              Amended January 1996
                             Approved April 24, 1996
                              Amended November 1996
                             Amended April 29, 1998
                             Approved June 26, 1998
                             Amended August 16, 1999
                            Approved October 15, 1999
                            Amended February 18, 2000

1.      PURPOSE.

        (a) The purpose of the Plan is to provide a means by which employees of Metricom, Inc., a California corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine when and how rights to purchase stock shall be granted and the provisions of each offering of such rights (which need not be identical).

               (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iv) To amend the Plan as provided in paragraph 13.

               (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.      SHARES SUBJECT TO THE PLAN.

        Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million fifty thousand (1,050,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

4.      GRANT OF RIGHTS; OFFERING.

        The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.      ELIGIBILITY.

        (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

        (c) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

               (ii) the Offering Period for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

        (c) No employees shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(d), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

        (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

6.      RIGHTS; PURCHASE PRICE.

        (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Offering Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each such Offering, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date (as defined in the Offering) under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

        (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

               (ii) an amount equal to eight-five percent (85%) of the fair market value of the stock on the Exercise Date.

7.      PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a) An eligible employee may become a participant in an Offering by delivering an agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to fifteen percent (15%) of such employee's Earnings during the Offering Period. "Earnings" is defined as base salary or wages and including amounts elected to be deferred by the employee (that would otherwise have been paid) under the Company's 401(k) Plan, and may include or exclude bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation as determined by the Board or Committee and as set forth in the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. At any time during the Offering a participant may terminate his or her payroll deductions. A participant may reduce, increase or begin such payroll deductions after the beginning of any Offering Period only as provided for in the Offering. A participant may not make any additional payments into his or her account unless expressly provided for in the Offering.

        (b) If a participant terminates his or her payroll deductions, such participant may withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in other Offerings under the Plan.

        (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), without interest; provided, however, that subject to the right of the terminated employee to withdraw from the Offering and receive a distribution of his or her accumulated payroll deductions (as described in paragraph 7(b)), in the event that a participating employee's employment ceases within three (3) months of the next Exercise Date, the balance in such employee's account shall be held and used to purchase Common Stock for the terminated employee on such Exercise Date pursuant to the terms of the ongoing Offering.

        (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

8.      EXERCISE.

        (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to such participant after such Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to such participant after such Exercise Date, without interest.

        (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended. If, on an Exercise Date of any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated and not previously applied to the purchase of Common Stock shall be distributed to the participants, without interest.

9.      COVENANTS OF THE COMPANY.

        (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.     RIGHTS AS A SHAREHOLDER.

        A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

12.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding rights.

        (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any surviving corporation shall assume outstanding rights or substitute similar rights for those under the Plan, such rights shall continue in full force and effect, or such rights shall be exercised immediately prior to such event.

13.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

               (i) Increase the number of shares reserved for rights under the Plan; or

               (ii) Modify the provisions as to eligibility for participation in the Plan or modify the Plan in any other way to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

               It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

        (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

14.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

PRELIMINARY COPY

                                 METRICOM, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 26, 2000


        The undersigned hereby appoints TIMOTHY A. DREISBACH and DALE W. MARQUART, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Metricom, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Metricom, Inc. to be held at the San Jose Museum of Art located at 110 South Market Street, San Jose, California on Monday, June 26, 2000 at 1:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect David M. Moore and William D. Savoy to hold office until the 2003 Annual Meeting of Stockholders.

[ ]  FOR all nominees listed above            [ ]  WITHHOLD AUTHORITY
     (except as marked to the contrary             to vote for all nominees
     below).                                       listed below.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3, 4 AND 5.

PROPOSAL 2: To approve the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 3,000,000 shares.

        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

PROPOSAL 3: To approve the Company's 1991 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 300,000.

        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

PROPOSAL 4: To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 150,000,000 to 500,000,000.

        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

PROPOSAL 5: To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


DATED
      -----------------                 ----------------------------------------

                    ----------------------------------------
                                  SIGNATURE(S)


                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.